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                                                                   Exhibit 10.23

                              AMENDED WORK ORDER #1

         This Amended Work Order #1 (the "Work Order") shall, as of September 1, 2004, supersede in its entirety Work Order #1.

1. SERVICES. Consultant shall provide the Services described in this Work Order and in the Master Consulting Services Agreement effective September 1, 2003 between the parties (the "Master Agreement"). Unless otherwise defined herein, all initially capitalized terms used herein shall have the meaning set forth in the Master Agreement. The Services covered under this Work Order consist of project management of Peninsula's intravenous doripenem and PPI-0903 programs, including project management of Peninsula's intravenous doripenem Phase 3 clinical trials and PPI-0903 Phase I clinical trials.

2. RATE. The following individuals will perform the Services requested by Peninsula at the following rates:


                                                                          RATE PER
JOB TITLE/ROLE:                              CONSULTANT:                  CONSULTANT:
---------------                              -----------                  -----------
                                             1)       Taylor Kilfoil
Dedicated Project Managers (3x)              2)       Marc Perry          $22,500.00 / Month
                                             3)       George Faurot

Clinical/Regulatory Document                 Gary Eiger                   $85.00 / hour
Administrator

Senior Clinical Research                     Michele Sayre                $95.00 / hour
Associate(s)                                 TBD*

Project Management Services                  TBD*                         $110.00 / hour

* The parties shall agree in advance on the identity of those individuals who will be performing Senior Clinical Research Associate and Project Management services on behalf of Consultant hereunder.

Dedicated Project Manager services performed by Taylor Kilfoil, George Faurot and Marc Perry shall each be billed at the monthly rate specified above until the later of the date on which (a) all intravenous doripenem Phase 3 clinical trials have been completed, and (b) PPI-0903 Phase I clinical trials have been completed.

The rate of $22,500.00 per month ($270,000.00 per year) per Dedicated Project Manager for project management services set forth under this Section 2 is based upon such Dedicated Project Manager performing 40 hours of Services per work week, with an annual total of 1936 hours worked. This allows for each Dedicated Project Manager to have 10 unpaid vacation days and 8


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unpaid public holidays during the course of each calendar year in which Services are performed. On a quarterly basis, the parties shall review the actual number of hours worked by each Dedicated Project Manager to determine if both parties are adhering to the terms of this Agreement and whether the monthly rate for Services performed by such Dedicated Project Manager should be adjusted going forward to reflect the actual number of hours of Services performed by such Dedicated Project Manager.

3. TERM OF WORK ORDER. This Work Order shall be effective as of September 1, 2004 and, unless earlier terminated as permitted herein, shall expire on the later of the date on which (a) all intravenous doripenem Phase 3 clinical trials have been completed, and (b) PPI-0903 Phase I clinical trials have been completed

4. TERMINATION OF WORK ORDER BY PENINSULA. This Section 4, rather than Section
9.2 of the Master Agreement, shall govern the terms on which Peninsula may terminate this Work Order. Prior to the completion of the intravenous doripenem Phase III clinical trials, Peninsula may terminate this Work Order for any reason upon ninety (90) days' written notice to Consultant. However, Peninsula may terminate this Work Order effective upon Consultant's receipt of written notice if there are significant or unexpected delays in the intravenous doripenem Phase III clinical trials and/or if Peninsula's intravenous doripenem program is terminated in its entirety. At any time after the completion of the intravenous doripenem Phase III clinical trials, Peninsula may terminate this Work Order effective upon Consultant's receipt of written notice. At any time during the term of this Work Order, Peninsula shall have a right to terminate this Work Order for an uncured material breach in accordance with the provisions of Section 9.3 of the Master Agreement.

5. TERMINATION OF WORK ORDER BY CONSULTANT. This Section 5, rather than Section
9.4 of the Master Agreement, shall govern the terms on which Consultant may terminate this Work Order. Consultant shall have a right to terminate this Work Order for an uncured material breach in accordance with the provisions of
Section 9.3 of the Master Agreement. In addition, prior to the completion of the intravenous doripenem Phase III clinical trials, Consultant may terminate this Work Order for any reason upon one hundred twenty (120) days' written notice to Consultant.

6. PAYMENT. Payments shall be sent to Consultant at:

            InClin, Inc.
            5150 El Camino Real, Suite A33
            Los Altos, CA  94022
            FEIN No.: 94-3302268

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